Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Barracuda Networks, Inc. of our report dated April 29, 2015, with respect to the consolidated financial statements and schedule of Barracuda Networks, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 2015, filed with the Securities and Exchange Commission.

San Jose, California

August 31, 2015